                                  EXHIBIT 16(a)

                       [MAZARS & GUERARD, LLP LETTERHEAD]


September 1, 1998

Securities and Exchange Commission
Office of Chief Accountant
Washington, D.C. 20549
Attn: SECPS Letter File/Mail Stop 9-5

         Re: Texas Equipment Corporation 000-21813

Gentlemen:

         Please be informed that on September 1, 1998 the client-auditor relationship between our firm and Texas Equipment Corporation has ended.


Very truly yours,

/s/ Mazars & Guerard, LLP
Certified Public Accountants


via fax
cc: Texas Equipment Corporation